Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement of Tenon Medical, Inc. on Form S-1, (No. 333-279336) of our report dated March 10, 2023, with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. and Subsidiary as of December 31, 2022, and for the year then ended. We also consent to the reference of our firm under the heading “Experts” in this Registration Statement.

/s/ Armanino LLP

San Jose, California

June 20, 2024